Exhibit 99.1
athenahealth, Inc. Reports First Quarter Fiscal Year 2010 Results
•	33% Revenue Growth Over First Quarter of 2009

•	GAAP Net Income of $0.3 Million, or $0.01 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $2.3 Million, or $0.06 Per Diluted Share
WATERTOWN, MA — April 29, 2010 - athenahealth, Inc. (Nasdaq: ATHN), (the “Company”), a leading provider of Internet-based business services for physician practices, today announced financial and operational results for the first quarter of fiscal year 2010. The Company will conduct a conference call on Friday, April 30, 2010, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance. In addition, the Company has furnished prepared remarks in conjunction with this press release via a Current Report on Form 8-K. These prepared remarks, including a supplemental document containing non-financial metrics commonly reported with quarterly results, are available within the Investors section of the Company’s website at www.athenahealth.com.
Total revenue for the three months ended March 31, 2010, was $54.5 million, compared to $41.0 million in the same period last year, an increase of 33%.
“We believe that athenahealth’s strategic position has never been stronger,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer. “Demand for our services is increasing and at the same time, a confluence of change and complexity is occurring within the physician market. For this reason, it is vital that we drive awareness of athenahealth higher to take advantage of these opportunities with increased investments in sales and marketing.”
For the three months ended March 31, 2010, Non-GAAP Adjusted Gross Margin was 58.5%, up from 55.9% in the same period last year. Non-GAAP Adjusted EBITDA was $6.4 million, or 12% of total revenue, compared to Non-GAAP Adjusted EBITDA of $6.1 million, or 15% of total revenue in the same period last year. GAAP Net Income for the first quarter of 2010 was $0.3 million, or $0.01 per diluted share compared to GAAP Net Income of $1.5 million or $0.04 per diluted share in the same period last year. Non-GAAP Adjusted Net Income was $2.3 million, or $0.06 per diluted share compared to $2.6 million or $0.08 per diluted share in the same period last year. As planned, the Company’s bottom line results were impacted by increased investments in sales and marketing as well as higher general and administrative expense of approximately $1.0 million related to the Company’s recent accounting review and restatement process.
“We are very pleased with the Company’s strong year-over-year revenue growth of 33%,” said Tim Adams, the Company’s Chief Financial Officer. “As projected during our Q4 earnings call, our Non-GAAP Adjusted Gross Margin expanded year-over-year, but higher indirect expense levels caused our bottom line profitability to decline. We continue to believe that year-over-year expansion in Non-GAAP Adjusted Gross Margins as well as general and administrative expense leverage will drive year-over-year expansion in bottom line profitability during the back half of the year. At the same time, we expect to maintain our investments in sales and marketing and believe that this expense, on a GAAP basis, should approximate at least 20% of total revenue for the full year 2010.”
Key metrics and milestones in the first quarter of 2010 included the following:
•	$1.3 billion in collections posted to client accounts, compared to $1.1 billion in the same quarter of 2009

•	40.0 average client Days in Accounts Receivable (DAR), compared to 44.3 average client DAR in the same quarter of 2009

•	16,369 active physicians using athenaCollectorSM at March 31, 2010, compared to 13,196 at March 31, 2009

•	23,978 active medical providers using athenaCollector at March 31, 2010, compared to 19,739 at March 31, 2009

•	1,867 active medical providers using athenaClinicalsSM at March 31, 2010, 1,275 of which were physicians, compared to 949 providers and 574 physicians at March 31, 2009

•	Launched athenaCommunicatorSM service for patient cycle management on March 17, 2010
As of March 31, 2010, the Company had cash, cash equivalents, and short-term investments of $79.1 million and short- and long-term debt and capital lease obligations of $11.9 million.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 877-303-6175 (678-809-1072 for international calls) using conference code No. 67247338 or visit the Investors section of the Company’s web site: www.athenahealth.com. A replay will be available for one week following the conference call at 800-642-1687 (706-645-9291 for international calls) using conference code No. 67247338. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth, Inc. is a leading provider of Internet-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, profitability and business outlook, and the benefits of the Company’s current service offerings, including statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contact:
Jennifer Heizer (Investors)
Director, Investor Relations
athenahealth, Inc.
(617) 402-1322
investorrelations@athenahealth.com
John Hallock (Media)
Director, Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	March	December
	31, 2010	31, 2009
Assets
Current assets:
Cash and cash equivalents	$20,254	$30,526
Short-term investments	58,828	52,323
Accounts receivable — net	34,232	33,323
Deferred tax assets	5,450	5,544
Prepaid expenses and other current assets	6,471	4,663

Total current assets	125,235	126,379
Property and equipment — net	30,105	24,871
Restricted cash	8,885	9,216
Software development costs — net	2,493	2,324
Purchased intangibles — net	14,030	14,490
Goodwill	22,120	22,120
Deferred tax assets	10,226	10,284
Other assets	1,546	1,393

Total assets	$214,640	$211,077

Liabilities & Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,440	$3,437
Accounts payable	1,769	1,880
Accrued compensation	12,364	15,774
Accrued expenses	10,374	10,781
Current portion of deferred revenue	4,731	4,038
Interest rate derivative liability	351	291
Current portion of deferred rent	1,334	1,288

Total current liabilities	34,363	37,489
Deferred rent, net of current portion	7,098	7,444
Deferred revenue, net of current portion	29,955	28,684
Other long-term liabilities	1,191	1,191
Debt and capital lease obligations, net of current portion	8,423	8,951

Total liabilities	81,030	83,759

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	—	—
Common stock; $0.01 par value: 125,000 shares authorized; 35,349 shares issued, and 34,072 shares outstanding at March 31, 2010; 35,166 shares issued and 33,888 shares outstanding at December 31, 2009.	353	352
Additional paid-in capital	175,767	169,715
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(111)	(73)
Accumulated deficit	(41,199)	(41,476)

Total stockholders’ equity	133,610	127,318

Total liabilities and stockholders’ equity	$214,640	$211,077

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
		(as restated)
Revenue:
Business services	$52,565	$39,895
Implementation and other	1,912	1,133

Total revenue	54,477	41,028

Expense:
Direct operating	23,519	18,561
Selling and marketing	12,060	6,999
Research and development	4,074	3,181
General and administrative	11,677	8,201
Depreciation and amortization	2,420	1,639

Total expense	53,750	38,581

Operating income	727	2,447
Other income (expense):
Interest income	78	402
Interest expense	(217)	(174)
(Loss) gain on interest rate derivative contract	(60)	192
Other income	30	36

Total other income (expense)	(169)	456

Income before income taxes	558	2,903
Income tax provision	(281)	(1,365)

Net income	$277	$1,538

Net income per share — Basic	$0.01	$0.05

Net income per share — Diluted	$0.01	$0.04

Weighted average shares used in computing net income per share
Basic	34,014	33,418
Diluted	35,201	34,814

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2010	2009
		(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$277	$1,538
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,880	1,719
Amortization of premiums (discounts) on investments	381	(292)
Provision for uncollectible accounts	213	104
Deferred income tax	152	1,365
Loss on fair value of contingent consideration	304	—
Stock-based compensation expense	2,784	1,916
Loss (gain) on interest rate derivative contract	60	(192)
Changes in operating assets and liabilities:
Accounts receivable	(1,122)	295
Prepaid expenses and other current assets	(1,808)	(181)
Other long-term assets	(153)	16
Accounts payable	(392)	869
Accrued expenses	(4,121)	(3,592)
Deferred revenue	1,964	1,218
Deferred rent	(300)	(283)

Net cash provided by operating activities	1,119	4,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(703)	(449)
Purchases of property and equipment	(6,836)	(2,142)
Proceeds from sale or disposal of property and equipment	362	1,803
Proceeds from sales and maturities of investments	20,750	14,500
Purchases of short-term investments	(27,691)	(25,762)
Decrease in restricted cash	332	332

Net cash (used in) investing activities	(13,786)	(11,718)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	3,269	530
Payments on long-term debt and capital lease obligation	(887)	(1,643)

Net cash provided by financing activities	2,382	(1,113)

Effects of exchange rate changes on cash and cash equivalent	13	(75)

Net (decrease) in cash and cash equivalents	(10,272)	(8,406)
Cash and cash equivalents at beginning of period	30,526	28,933

Cash and cash equivalents at end of period	$20,254	$20,527

Supplemental disclosures of non-cash items — Property and equipment recorded in accounts payable and accrued expenses	$229	$538

Supplemental disclosures — Cash paid for interest	$117	$90

Supplemental disclosures — Change in fair value of contingent consideration	$304	$—

Supplemental disclosures — Cash paid for taxes	$983	$—

Property and equipment acquired under capital leases	$363	$1,803

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)
Set forth below is a breakout of stock-based compensation expense for the three months ended March 31, 2010 and 2009:

(unaudited, in thousands)	Three Months Ended
	March 31,
	2010	2009
Stock-based compensation charged to:
Direct operating	$468	$375
Selling and marketing	690	514
Research and development	324	243
General and administrative	1,302	784

Total	$2,784	$1,916

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures” set forth below.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2010	2009
		(As Restated)
Total revenue	$54,477	$41,028
Direct operating expense	23,519	18,561

Total revenue less direct operating expense	30,958	22,467
Add: Stock-based compensation expense allocated to direct operating expense	468	375
Add: Amortization of purchased intangibles	460	80

Non-GAAP Adjusted Gross Profit	$31,886	$22,922

Non-GAAP Adjusted Gross Margin	58.5%	55.9%
Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2010	2009
		(As Restated)
Total revenue	$54,477	$41,028

GAAP net income	277	1,538
Add: Provision for income taxes	281	1,365
Add (less) : Total other (income) expense	169	(456)
Add: Stock-based compensation expense	2,784	1,916
Add: Depreciation and amortization	2,420	1,639
Add: Amortization of purchased intangibles	460	80

Non-GAAP Adjusted EBITDA	$6,391	$6,082

Non-GAAP Adjusted EBITDA Margin	11.7%	14.8%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin.” Non-GAAP Adjusted Operating Income Margin represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended
	March 31,
	2010	2009
		(As Restated)
Total revenue	$54,477	$41,028

GAAP net income	$277	$1,538
Add: Provision for income taxes	281	1,365
Add (less) : Total other (income) expense	169	(456)
Add: Stock-based compensation expense	2,784	1,916
Add: Amortization of purchased intangibles	460	80

Non-GAAP Adjusted Operating Income	$3,971	$4,443

Non-GAAP Adjusted Operating Income Margin	7.3%	10.8%
Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands except per share amounts)	Three Months Ended
	March 31,
	2010	2009
		(As Restated)
GAAP net income	$277	$1,538
(Less) Add: (Gain) loss on interest rate derivative	60	(192)
Add: Stock-based compensation expense	2,784	1,916
Add: Amortization of purchased intangibles	460	80

Sub-total of tax deductible items	3,304	1,804
(Less): Tax impact of tax deductible items (1)	(1,322)	(722)

Non-GAAP Adjusted Net Income	$2,259	$2,620

Weighted average shares — diluted	35,201	34,814
Non-GAAP Adjusted Net Income per Diluted Share	$0.06	$0.08

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

*	Note that Other (income) expense is no longer excluded per revised non-GAAP methodology as discussed in our Current Report on Form 8-K filed with the SEC on February 4, 2010

(unaudited, in thousands except per share amounts)	Three Months Ended
	March 31,
	2010	2009
		(As Restated)
GAAP net income per share — diluted	$0.01	$0.04
(Less) Add: (Gain) loss on interest rate derivative	—	—
Add: Stock-based compensation expense	0.08	0.06
Add: Amortization of purchased intangibles	0.01	—

Sub-total of tax deductible items	0.09	0.06

(Less): Tax impact of tax deductible items (1)	(0.04)	(0.02)

Non-GAAP Adjusted Net Income per Diluted Share	$0.06	$0.08

Weighted average shares — diluted	35,201	34,814

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

*	Note that Other (income) expense is no longer excluded per revised non-GAAP methodology as discussed in our Current Report on Form 8-K filed with the SEC on February 4, 2010
Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, acquisition-related expenses and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit from) provision for income taxes, total other (income) expense, stock-based compensation expense, acquisition-related expenses and amortization of purchased intangibles and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before unrealized (gain) loss on an interest rate derivative, stock-based compensation expense, acquisition-related expenses, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•	Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Acquisition-related expenses and amortization of purchased intangibles — acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Unrealized gains and losses on interest rate derivative — excluded because until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.